UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2006, Orchid Cellmark Inc. (the “Registrant”) entered into an Employment Agreement (the “Employment Agreement”) with Mr. Thomas A. Bologna, pursuant to which Mr. Bologna will, effective April 3, 2006 (the “Commencement Date”), serve as the Registrant’s President and Chief Executive Officer. The following description of the material terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Employment Agreement is for a four-year term starting on the Commencement Date, and automatically renews for additional four-year terms unless either party gives notice of non-renewal to the other party at least 18 months prior to the expiration of the then current term. However, the Agreement will terminate upon the earliest to occur of the following events: the death of Mr. Bologna, Mr. Bologna’s Disability (as defined in the Employment Agreement), termination by the Registrant for Cause (as defined in the Employment Agreement), termination by the Registrant without Cause, termination by Mr. Bologna with Good Reason (as defined in the Employment Agreement), termination by Mr. Bologna without Good Reason, or at the end of the initial or any subsequent four-year term.

Pursuant to the Employment Agreement:

(a) Mr. Bologna will receive a commencement bonus of $100,000 within 30 days of his Commencement Date, which is subject to pro rata repayment if Mr. Bologna’s employment is terminated for certain reasons within one (1) year of the Commencement Date.

(b) Mr. Bologna will receive an initial annual base salary of $520,000, and will have a bonus target each year of 50% of his base salary, prorated for 2006, based primarily on performance measures. In addition, the Registrant will contribute 5% of Mr. Bologna’s annual base salary each year to an executive deferred compensation plan.

(c) The Registrant will grant Mr. Bologna options to purchase 600,000 shares of the Registrant’s common stock at an exercise price equal to the fair market value of the Registrant’s common stock on the Commencement Date. These options will vest monthly in forty-eight equal tranches over four years following the Commencement Date.

(d) Within six (6) months of the Commencement Date, the Registrant and Mr. Bologna will agree upon written performance goals, and the Registrant will grant and deliver to Mr. Bologna 100,000 shares of common stock of the Registrant, at no cost to Mr. Bologna, on the first business date after achievement of these performance goals that there is an open window in which the Registrant’s executives are permitted to sell stock. In addition, Mr. Bologna must purchase in the open-market within six (6) months after the Commencement Date $10,000 worth of the common stock of the Registrant.

(e) In the event of a Change of Control (as defined in the Employment Agreement), all stock options held by Mr. Bologna which have not previously vested shall immediately and fully vest and shall remain exerciseable for their full term, and all of Mr. Bologna’s stock grants shall be made (if not previously made) and the shares obtained thereby shall be delivered to Mr. Bologna. If Mr. Bologna’s employment is terminated by the Registrant without Cause or by Mr. Bologna for Good Reason, then immediately upon the date of Mr. Bologna’s termination, (A) to the extent that any of Mr. Bologna’s stock options have not vested in full, an additional number of Mr. Bologna’s stock options will vest such that Mr. Bologna will be vested in such number of stock options calculated as if Mr. Bologna remained employed by the Registrant for an additional 24 months following the date of termination of Mr. Bolgona’s employment, and the vested options shall remain exercisable for their full term; and (B) to the extent that the 100,000 shares of performance based stock described in (d) above have not been granted, the Registrant shall grant 50% of the stock (50,000 shares) to Mr. Bologna. If Mr. Bologna’s employment is terminated as a result of his death or Disability, then immediately upon the date of Mr. Bologna’s termination, all stock options held by Mr. Bologna shall immediately and fully vest and shall remain exercisable for their full term and all of Mr. Bologna’s stock grants shall be made (if said grants have not previously been made) and the shares obtained thereby shall promptly be delivered to Mr. Bologna.

(f) The Registrant agreed to purchase life insurance on Mr. Bologna’s life in the face amount of not less than $2,000,000, with a beneficiary designated by him.

(g) Mr. Bologna has agreed to use his good faith efforts to relocate to a principal residence within daily commuting distance of the Registrant’s Princeton, NJ headquarters no later than during the 2007 calendar year. The Registrant has agreed to reimburse Mr. Bologna for certain relocation expenses, which are subject to pro rata repayment if Mr. Bologna’s employment is terminated for certain reasons within one (1) year of the Commencement Date. In addition, if Mr. Bologna has not sold his current home in California as of the time he purchases a new home in the Princeton, NJ area, the Registrant shall reimburse Mr. Bologna for certain expenses related to the maintenance of his California home for six (6) months from the date his purchase of a new home in the Princeton, NJ area.

(h) If Mr. Bologna’s employment under the Employment Agreement is terminated by the Registrant for Cause or by Mr. Bologna in the absence of a Good Reason, or the term of the Employment Agreement expires, the Registrant will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Bologna’s employment under the Employment Agreement is terminated either by the Registrant without Cause or by Mr. Bologna for Good Reason, or because of Mr. Bologna’s death or Disability, then (i) the Registrant will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses; (ii) the Registrant will pay Mr. Bologna a lump sum payment equal to (A) an amount equal to two (2) times Mr. Bologna’s most recent base salary plus (B) an amount equal to two (2) times the average of the last four (4) annual bonuses paid to Mr. Bologna, or two (2) times the amount of the largest bonus paid to Mr. Bologna within the last three (3) years, whichever is greater; (iii) the Registrant will pay Mr. Bologna an amount equal to Mr. Bologna’s annual bonus target pro-rated by the number of days worked by Mr. Bologna in the last calendar year of Mr. Bologna’s employment; and (iv) in certain circumstances the Registrant will continue to provide medical and dental insurance coverage for Mr. Bologna and his family until the later of (A) thirty-six (36) months following the effective date of the termination of Mr. Bologna’s employment or (B) the date which would have been the end of the current term of the Employment Agreement but for the earlier termination thereof.

(i) The Registrant agreed to (i) reimburse Mr. Bologna for up to $8,000 of his legal expenses related to the negotiation of the Employment Agreement and related equity arrangements, and his travel expenses relating to meetings with the Registrant’s Board of Directors and (ii) to the extent that certain payments made to Mr. Bologna under the Employment Agreement are deemed compensation to Mr. Bologna, make additional gross up payments to Mr. Bologna in order to pay for income tax imposed on him in connection with such payments.

Item 2.02	Results of Operations and Financial Condition.

On March 9, 2006, the Registrant issued a press release containing information about its financial results for the year ended December 31, 2005. A copy of the press release is furnished pursuant to this Item 2.02 as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 8, 2006, Dr. Paul J. Kelly was terminated as the Registrant’s President and Chief Executive Officer effective as of March 8, 2006.

(c) On March 8, 2006, the Registrant entered into the Employment Agreement with Mr. Thomas A. Bologna to serve as the Registrant’s President and Chief Executive Officer, effective April 3, 2006. The terms of the Employment Agreement are described in Item 1.01 above.

Mr. Bologna, 57, was Chief Executive Officer, President and a director of Quorex Pharmaceuticals, Inc. a pre-clinical stage anti-infective company from 2004 to 2005. Mr. Bologna was Chief Executive Officer, President, and a director of Ostex International, Inc. which developed, manufactured and marketed innovative products for the management of osteoporosis, from 1997 to 2003, and in 1999 he was also appointed Chairman of the Board. From 1996 to 1997, Mr. Bologna was a principal in Healthcare Venture Associates, a consulting firm. From 1994 to 1996, Mr. Bologna was Chief Executive Officer, President and a director of Scriptgen Pharmaceuticals, Inc., a biotechnology company with proprietary drug screening technology that developed orally active drugs to regulate gene expression, and from 1987 to 1994, Mr. Bologna was Chief Executive Officer, President and a director of Gen-Probe Incorporated, a biotechnology company commercializing genetic-probe-based technology for diagnostic and therapeutic applications, and in 1992 he was also appointed Chairman of the Board. Prior to Gen-Probe, Mr. Bologna held several senior level positions with Becton, Dickinson and Company and Warner-Lambert Company. At Becton, Dickinson and Company, he served as President of the Diagnostic Instrument Systems Division, President of the Johnston Laboratories Division, and Vice President and General Manager of the Hynson, Wescott & Dunning biotechnology unit. At Warner-Lambert Company, he served as a Vice President responsible for the marketing, sales and R&D functions, as well as the Asia/Pacific profit center for the Scientific Instrument Division. Mr. Bologna currently serves as a Board member of Cylex, Inc., a privately-held life science company that develops, manufactures and markets in vitro diagnostic products for the assessment of immunity, and Medical Device Group, Inc., a privately-held developer of medical products. Mr. Bologna received an M.B.A. and a B.S. from New York University.

The Board of Directors of the Registrant appointed Dr. George Poste, Chairman of the Board of Directors, as its principal executive officer, effective upon the termination of Dr. Paul J. Kelly on March 8, 2006, to serve until such time as the Registrant files its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission. Mr. Bologna will become the Registrant’s principal executive officer upon the later to occur of the filing of such Annual Report and his Commencement Date.

George H. Poste, DVM, Ph.D., 62, has served as a member of the Registrant’s Board of Directors since March 2000 and as chairman since 2002. He currently serves as Director of The Biodesign Institute at Arizona State University. He is also the Chief Executive Officer of Health Technology Networks, a consulting group specializing in the impact of genetics, computing and other advanced technologies on healthcare research and development and Internet-based systems for healthcare delivery. From 1992 to 1999, Dr. Poste was President of Research and Development, Chief Science and Technology Officer and a member of the Board of Directors of SmithKline Beecham PLC. Dr. Poste was a non-executive Chairman of diaDexus, LLC from 1997 to 2004, the joint venture in molecular diagnostics between SmithKline Beecham and Incyte Pharmaceuticals, and a non-executive Chairman of Structural GenomiX from 2000 to 2004. He serves on the Board of Directors of Molecular Profiling Institute, Exelixis and Monsanto Company. Dr. Poste received his degree in veterinary medicine and his Ph. D. in virology from the University of Bristol, England. He is a Board-certified pathologist and a Fellow of the Royal Society.

(d) The Board of Directors of the Registrant appointed Mr. Thomas A. Bologna to serve as a new member of the Board of Directors, effective April 3, 2006. Mr. Bologna will serve as a Class II Director with his term expiring in 2008. The Board of Directors has not yet determined on which committees of the Board of Directors Mr. Bologna will serve.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Employment Agreement dated March 8, 2006 between the Registrant and Mr. Thomas A. Bologna.

99.2	Press Release dated March 9, 2006.

The Press Release filed as Exhibit 99.2 is being furnished pursuant to Item 9.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of this Item 9.01 and Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: March 9, 2006	By:	/s/ Raymond J. Land
	Name:	Raymond J. Land
	Title:	Senior Vice President and Chief Financial Officer